UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2005

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On May 17, 2005, salesforce.com, inc. (the “Registrant”) and Ms. Patricia Sueltz, the Registrant’s President, Global Operations entered into a Severance and Confidentiality Agreement and General and Special Release (the “Agreement”). Under the terms of the Agreement and provided Ms. Sueltz does not revoke her acceptance of the terms of the Agreement on or prior to May 24, 2005, Ms. Sueltz will resign from the Registrant effective May 31, 2005 and receive a lump sum severance payment of $650,000, less applicable withholdings. In addition, under the Agreement, Ms. Sueltz has agreed to a release of any claims she has or may have against the Company and its past and present directors, officers and employees and to customary restrictions on her use of the Company’s proprietary information following her resignation.

A copy of the Agreement is filed with this current report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Severance and Confidentiality Agreement and General and Special Release by and between salesforce.com, inc. and Patricia Sueltz dated May 17, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2005	salesforce.com, inc.

/s/ David Schellhase
David Schellhase Senior Vice President and General Counsel